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EXHIBIT 23.1

Independent Auditors' Consent

The Board of Directors and Stockholders
Consolidated Graphics, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-62317) on Form S-4, and registration statement (Nos. 333-87192, 333-13737, 333-18435 and 333-66019) on Form S-8 of Consolidated Graphics, Inc. of our reports dated May 30, 2003, with respect to the consolidated balance sheet of Consolidated Graphics, Inc. as of March 31, 2003 and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended, and the related financial statement schedule, which reports appear in the March 31, 2003, annual report on Form 10-K of Consolidated Graphics, Inc.

Our report refers to a change in the accounting for goodwill and to our audit of the transitional disclosures added to revise the 2002 and 2001 consolidated financial statements, as more fully described in Note 3 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2002 and 2001 consolidated financial statements other than with respect to such disclosures.

KPMG LLP

Houston, Texas
June 11, 2003

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  EXHIBIT 23.1
Independent Auditors' Consent